Exhibit 99.1

Westaff Signs New Forbearance Agreement, Emphasizes Strength of Ongoing Operations

WALNUT CREEK, Calif., October 2, 2008 – Westaff, Inc. (NASDAQ: WSTF), a leading provider of staffing services, announced today that it has reached a new forbearance agreement with U.S. Bank National Association and Wells Fargo Bank, National Association. Westaff CEO and Chairman Michael T. Willis further outlined operational steps designed to set the stage for renewed growth.

Westaff entered into a Second Amended and Restated Forbearance Agreement with U.S. Bank National Association and Wells Fargo Bank, National Association effective September 30, 2008. Under the terms of this Forbearance Agreement, the banks have agreed to forebear from exercising any remedies that they may have against the Company through November 21, 2008 as a result of certain events of default under its credit facility which occurred on April 19, 2008.

“The Banks willingness to grant an additional period of forbearance is very favorable for the Company and we are committed to working diligently and cooperatively with our banking partners to agree upon a longer-term resolution,” commented Westaff CEO and Chairman Michael T. Willis.  “Westaff is continuing to focus on growing our U.S. operations and achieving additional milestones toward improving our business.”

Willis underlined that the Forbearance Agreement has a positive effect in that it allows the Company to focus on ongoing operations.  Willis added that at present, the credit facility’s sole purpose is to provide collateral for Westaff’s workers’ compensation insurance program.  “Westaff has sufficient working capital to fund our operations and strategic growth objectives.  Our business remains sound, and we are continuing to accomplish our financial, sales and customer service objectives,” said Willis. “The recent sale of our Australia and New Zealand subsidiaries, whereby the Company expects to receive net cash proceeds of approximately US $7.5 million following payment of taxes, transaction expenses and repaying subsidiary indebtedness, underscores this fact.  The recently reported $3.0 million loan from Westaff’s largest stockholder, DelStaff, LLC, also demonstrates the positive support that we have from our largest investor.”

About Westaff
Westaff provides staffing services and employment opportunities for businesses in global markets. Westaff annually employs more than 100,000 people and services thousands of client accounts throughout the United States. For more information, please visit the company Web site at www.westaff.com.

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This press release contains forward-looking statements within the meaning of the U.S. securities laws. Forward-looking statements in this release are generally identified by words such as “expects,” “believes,” “will,” “should” and similar expressions that are intended to identify forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement. Forward-looking statements contained herein include, but are not limited to, statements regarding (i)  Westaff’s expectations regarding the company’s growth prospects; (ii) Westaff’s expectations that the banks will enter into a longer-term agreement; (iii) Westaff’s expectation that it will be able to arrange a long-term solution; (iv) that Westaff continues to streamline its costs, build its leadership team and focus on growth and improved financial performance; and  (v) Westaff’s belief that it has the working capital resources needed to deliver on its long and short-term objectives.  The forward-looking statements contained herein involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these forward-looking statements. Many of these risks and uncertainties cannot be controlled by the Company. These risks and uncertainties include, but are not limited to: our ability to obtain sufficient collateral to permit us to renew our workers’ compensation insurance program at the beginning of November 2008; our ability to negotiate a further forbearance under or otherwise restructure our credit facility on terms acceptable to us during a period of severe disruption in the credit markets; possible declines in demand resulting from recessionary economic conditions; our ability to compete in a highly priced sensitive market; our significant working capital needs and our ability to borrow to meet those needs; our ability to borrow under our credit facilities and our compliance with their debt covenants; the sufficiency of our workers’ compensation claims reserve; variability of employee-related costs, including workers’ compensation liabilities; possible adverse effects of fluctuations in the general economy; our ability to collect on our accounts receivable; risks related to franchise agent operations; risks related to international operations and fluctuating exchange rates; reliance on executive management and key personnel; our ability to attract and retain the services of qualified temporary personnel; the ability of our customers to terminate our service agreement on short notice; variability of the cost of unemployment insurance for our temporary employees; any difficulty with our information technology system; government regulation; potential exposure to employment-related claims; the volatility of the Company’s stock price; increased regulatory compliance costs; and litigation and other claims. Additional information concerning the risks and uncertainties listed above, and other factors you may wish to consider, is contained in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K for the year ended November 3, 2007 and Quarterly Report on Form 10-Q for the quarterly period ended July 12, 2008.

Forward-looking statements are based on the beliefs and assumptions of the Company’s management and on currently available information. The Company undertakes no responsibility to publicly update or revise any forward-looking statement except as required by applicable laws and regulations.

INVESTOR RELATIONS CONTACT:	Stephen J. Russo
Westaff, Inc.
(P) 925.930.5300
(E) srusso@westaff.com